Exhibit 99.6

WaveDancer Announces Reverse Stock Split

Common Stock Will Begin Trading on Split-Adjusted Basis on August 13, 2024

FAIRFAX, Va., August 9, 2024 (GLOBE NEWSWIRE) -- WaveDancer, Inc. (Nasdaq: WAVD) (“WaveDancer” or the “Company”), announced today that it intends to effect a reverse stock split of its common stock at a ratio of one (1) post-split share for every three (3) pre-split shares. The reverse stock split will become effective at 12:01 p.m., New York time, on Monday, August 12, 2024, and will begin trading on a split-adjusted basis when the market opens on Tuesday, August 13, 2024. The new CUSIP number for the common stock following the reverse stock split will be 317970101. Additionally, in connection with the Agreement and Plan of Merger, dated as of November 15, 2023, as amended, by and between WaveDancer, Firefly Neuroscience, Inc. and FFN Merger Sub, Inc., WaveDancer will change its name to Firefly Neuroscience, Inc. prior to the consummation of the reverse stock split. Upon market-effective date of the reverse stock split on August 13, 2024, the Company’s name will be Firefly Neuroscience, Inc. and the Company’s common stock will trade under the symbol AIFF.

Pursuant to the Company’s registration statement on Form S-4, WaveDancer’s stockholders granted the Company’s Board of Directors (the “Board”) the discretion to effect a reverse stock split of all of the outstanding shares of WaveDancer’s common stock through an amendment to its Amended and Restated Certificate of Incorporation at a ratio of not less than 1-for-1.5 and not more than 1-for-20, with the exact ratio and timing to be determined by the Board.

At the effective time of the reverse stock split, every three (3) shares of WaveDancer’s issued and outstanding common stock will be converted automatically into one (1) issued and outstanding share of common stock without any change in the par value per share or the number of authorized shares of common stock. Stockholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the 1-for-3 reverse stock split. It is not necessary for stockholders holding shares of the Company’s common stock in certificated form to exchange their existing stock certificates for new stock certificates of the Company in connection with the reverse stock split, although stockholders may do so if they wish.

The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the reverse stock split would result in a stockholder owning a fractional share. All fractional shares issuable to the Company’s stockholders as a result of the reverse stock split will be aggregated and rounded up to the nearest whole share. The reverse stock split will reduce the number of shares of WaveDancer’s common stock outstanding by a factor of three (3) from 2,013,180 shares to approximately 671,060 shares, subject to adjustment for the rounding up of fractional shares (with the post-merger total number of shares outstanding to be approximately 7,900,000). Proportional adjustments will be made to the number of shares of WaveDancer’s common stock issuable upon the exercise or conversion of WaveDancer’s equity awards, convertible preferred stock and warrants, as well as the applicable exercise price or conversion price. Stockholders with shares in brokerage accounts should direct any questions concerning the reverse stock split to their broker; all other stockholders may direct questions to the Company’s transfer agent, Direct Transfer, LLC a subsidiary of Issuer Direct Corporation, via email at Julie.Felix@issuerdirect.com or by telephone at 919-744-2722.

About Firefly

Firefly Neuroscience Inc. is a medical technology company that has developed its FDA-510(k) cleared Brain Network Analytics (BNA™) software platform and is focused on advancing diagnostic and treatment approaches for people suffering from mental illnesses and cognitive disorders, including depression, dementia, anxiety disorders, concussions, and attention-deficit/hyperactivity disorder. Brain Network Analytics (BNA™) is a scalable platform built on the company's extensive proprietary database of standardized, high-definition EEG recordings, including behavioral data. Firefly's biomarker discovery AI platform further exploits the database to discover useful biomarkers for clinicians and pharmaceutical companies. With a focus on developing state-of-the-art technologies that bridge the gap between neuroscience and clinical practice, Firefly Neuroscience Inc. is dedicated to transforming brain health by advancing diagnostic and treatment approaches. For more information please visit: https://fireflyneuro.com.

About WaveDancer

WaveDancer, based in Fairfax, VA, has been servicing federal and commercial customers since 1979. The Company is in the business of developing and maintaining information technology (“IT”) systems, modernizing client information systems, and performing other IT-related professional services to government and commercial organizations. https://wavedancer.com. In connection with the merger, WaveDancer’s current business will be sold and WaveDancer, which intends to change its name to Firefly Neuroscience, will solely advance the current Firefly business.

Forward-Looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words and phrases such as “aims,” “anticipates,” “believes,” “could,” “designed to,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words and phrases or similar expressions that are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding the proposed merger between WaveDancer and Firefly, including whether and when the transactions will be consummated; and other statements that are not historical fact. The timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (i) the risk that the conditions to the closing of the proposed transactions are not satisfied; (ii) uncertainties as to the timing of the consummation of the proposed transactions and the ability of each of WaveDancer and Firefly to consummate the proposed merger; (iii) risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance Firefly’s products, clinical and pharmaceutical programs; and (iv) the risks and uncertainties associated with the effect that the reverse stock split may have on the price of the Company’s common stock. These and other risks and uncertainties are more fully described in the Registration/Proxy Statement. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. Except as required by law, WaveDancer expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact Information

WaveDancer

Matt Sands

Investors@WaveDancer.com

Firefly

Paul Krzywicki, CFO

1-888-237-6412